Exhibit 99-1 Fiscal Year 2004 Business Segment Information

THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
Fiscal Year 2004 — Business Segment Information
(Amounts in Millions)

PRIOR STRUCTURE — SEGMENT INFORMATION

	Quarters Ended
	Sept. 30	Dec. 31	Mar. 31	Jun. 30	Total Year
BEAUTY CARE
Net Sales	3,753	4,492	4,465	4,412	17,122
Earnings Before Income Taxes	913	1,047	910	792	3,662
Net Earnings	616	681	593	532	2,422
HEALTH CARE
Net Sales	1,728	1,908	1,719	1,636	6,991
Earnings Before Income Taxes	406	500	320	222	1,448
Net Earnings	276	333	215	138	962
BABY AND FAMILY CARE
Net Sales	2,607	2,673	2,707	2,731	10,718
Earnings Before Income Taxes	472	444	357	350	1,623
Net Earnings	295	281	219	201	996
FABRIC AND HOME CARE
Net Sales	3,393	3,407	3,581	3,487	13,868
Earnings Before Income Taxes	832	843	830	782	3,287
Net Earnings	562	570	548	523	2,203
SNACKS AND BEVERAGES
Net Sales	896	931	800	855	3,482
Earnings Before Income Taxes	162	188	92	115	557
Net Earnings	109	122	55	77	363
CORPORATE
Net Sales	(182)	(190)	(243)	(159)	(774)
Earnings Before Income Taxes	(243)	(400)	(303)	(281)	(1,227)
Net Earnings	(97)	(169)	(102)	(97)	(465)
TOTAL
Net Sales	12,195	13,221	13,029	12,962	51,407
Earnings Before Income Taxes	2,542	2,622	2,206	1,980	9,350
Net Earnings	1,761	1,818	1,528	1,374	6,481

NEW STRUCTURE — SEGMENT INFORMATION

	Quarters Ended
	Sept. 30	Dec. 31	Mar. 31	Jun. 30	Total Year
BEAUTY CARE
Net Sales	3,753	4,492	4,465	4,412	17,122
Earnings Before Income Taxes	891	1,011	882	767	3,551
Net Earnings	599	654	571	509	2,333
HEALTH CARE
Net Sales	1,728	1,908	1,719	1,636	6,991
Earnings Before Income Taxes	393	488	308	209	1,398
Net Earnings	266	325	206	128	925
BABY AND FAMILY CARE
Net Sales	2,607	2,673	2,707	2,731	10,718
Earnings Before Income Taxes	472	446	357	350	1,625
Net Earnings	294	281	218	197	990

TOTAL HEALTH, BABY AND FAMILY CARE
Net Sales	4,335	4,581	4,426	4,367	17,709
Earnings Before Income Taxes	865	934	665	559	3,023
Net Earnings	560	606	424	325	1,915
FABRIC AND HOME CARE
Net Sales	3,393	3,407	3,581	3,487	13,868
Earnings Before Income Taxes	832	843	826	779	3,280
Net Earnings	560	568	543	515	2,186
SNACKS AND COFFEE
Net Sales	733	808	660	707	2,908
Earnings Before Income Taxes	143	196	88	101	528
Net Earnings	95	129	55	65	344

TOTAL HOUSEHOLD CARE
Net Sales	4,126	4,215	4,241	4,194	16,776
Earnings Before Income Taxes	975	1,039	914	880	3,808
Net Earnings	655	697	598	580	2,530
CORPORATE
Net Sales	(19)	(67)	(103)	(11)	(200)
Earnings Before Income Taxes	(189)	(362)	(255)	(226)	(1,032)
Net Earnings	(53)	(139)	(65)	(40)	(297)
TOTAL
Net Sales	12,195	13,221	13,029	12,962	51,407
Earnings Before Income Taxes	2,542	2,622	2,206	1,980	9,350
Net Earnings	1,761	1,818	1,528	1,374	6,481